UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of event reported): March 23, 2012

GC CHINA TURBINE CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Guoce Sci. & Tech. Industrial Park, 1 Guoce Rd,

Miaoshan Economic Development Zone, Jiangxia District, Wuhan,

430223,

People’s Republic of China

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 23, 2012, GC China Turbine Corp., a Nevada corporation (the “Company”) was informed by Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”), the Company’s former independent accounting firm, that Deloitte’s previously issued audit report dated April 15, 2010 in respect of the Company’s financial statements for the years ended December 31, 2008 and 2009, audit report dated March 31, 2011 in respect of the Company’s financial statements for the years ended December 31, 2009 and 2010, and Deloitte’s completed reviews in respect of the interim financial information for the three months ended September 30, 2009, March 31, 2010, June 30, 2010, September 30, 2010, March 31, 2011 and June 30, 2011, should no longer be relied upon.

Deloitte informed the Company on October 10, 2011 that it received an anonymous letter alleging certain activities concerning the validity of previous transactions, account balances and audit evidence provided to Deloitte. Specifically, the anonymous allegation concerns Deloitte’s receipt of fictitious confirmations of accounts receivable from a Company customer, Wuhan Kaidi Electric Engineering Co., Ltd (“Wuhan Kaidi”) (an amount totaling $4.3 million as of December 31, 2010), in respect of the audit for the year ended December 31, 2010. It is alleged that the Wuhan Kaidi chop (also known as a stamp or seal) imprint applied to its confirmation of accounts receivable was counterfeit. Deloitte, in a letter dated to the Company dated February 2, 2012, informed the Company that the chop imprint on the confirmation of accounts receivable from Wuhan Kaidi was not consistent with chop imprints of Wuhan Kaidi on filings made by Wuhan Kaidi to local administrative authorities. Deloitte requested that the Company undertake an investigation into the matters it had raised and that absent such an investigation it would have no alternative other than to formally notify the Company that their previously issued audit reports and their completed reviews of interim financial information should no longer be relied upon.

The Company is now conducting an internal investigation into these allegations and the Company has provided Deloitte’s letters to its current independent accounting firm.

The Company provided Deloitte with a copy of the disclosures it is making in Item 4.02 of this Current Report on Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A letter from Deloitte is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SECTION 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

On April 16, 2012, the Company issued a press release announcing the non-reliance on previously issued financial statements and its commencement of an internal investigation. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter of Deloitte dated April 16, 2012

99.1	Press Release dated April 16, 2012

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2012	GC CHINA TURBINE CORP.

	By:	/s/ Qi Na
Qi Na
Chief Executive Officer